UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2009
LEXARIA CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-132134 (Commission File Number)	20-2000871 (IRS Employer Identification No.)
#604 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8
Registrant's telephone number, including area code: (604) 602-1675
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒

Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.04  Decrease in Direct Financial Obligation

Item 3.02 Unregistered Sales of Equity Securities

On July 24, 2009, the Company closed its oversubscribed private placement from July 10, 2009, which comprised of the sale of 4,545,000 units at a unit price of $0.05 per Unit.  This was comprised of a partial debt settlement of $45,000 dated October 27, 2008 and net proceeds received of $182,250.  Each Unit is comprised of one restricted common share and one warrant (the “Warrant”) to purchase one additional share of common stock, exercisable for a period of two years from the closing of this offering.  The exercise price of the Warrants is $0.20.  Assuming that all of the Warrants are exercised by the holders, the gross proceeds received by the Company from the Warrants will equal approximately $909,000.

No commissions are being paid on this equity financing which is being issued only to accredited investors.

The Company issued the shares and share purchase warrants to three (3) US persons pursuant to the exemption from registration provided for under Rule 506 Regulation D, promulgated under the United States Securities Act 1933, as amended.

The Company issued the shares and share purchase warrants to thirteen (13) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
20.1	Shares for Debt Settlement (1)
20.2	Shares for Debt Settlement (2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 28, 2009

(Signature)	Lexaria Corp. By: “/s/ Chris Bunka” Chris Bunka President & CEO